Exhibit 99.1

HubSpot Reports Q3 2025 Results

CAMBRIDGE, MA (November 5, 2025) — HubSpot, Inc. (NYSE: HUBS), the customer platform for scaling companies, today announced financial results for the third quarter ended September 30, 2025.

Financial Highlights:

Revenue

●
Total revenue was $809.5 million, up 21% on an as-reported basis and 18% in constant currency compared to Q3'24.
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Subscription revenue was $791.7 million, up 21% on an as-reported basis compared to Q3'24.
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Professional services and other revenue was $17.8 million, up 19% on an as-reported basis compared to Q3'24.

Operating Income (Loss)

●
GAAP operating margin was 1.4%, compared to (1.4%) in Q3'24.
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Non-GAAP operating margin was 19.9%, compared to 18.7% in Q3'24.
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GAAP operating income was $11.2 million, compared to operating loss of ($9.6) million in Q3'24.
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Non-GAAP operating income was $161.5 million, compared to $125.2 million in Q3'24.

Net Income

●
GAAP net income was $16.5 million, or $0.31 per basic and diluted share, compared to net income of $8.1 million, or $0.16 per basic and diluted share in Q3'24.
●
Non-GAAP net income was $140.3 million, or $2.67 per basic and $2.66 per diluted share, compared to $116.6 million, or $2.27 per basic and $2.18 per diluted share in Q3'24.
●
Weighted average basic and diluted shares outstanding for GAAP net income per share was 52.5 million and 52.7 million respectively, compared to 51.4 million and 51.8 million, respectively in Q3'24.
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Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 52.5 million and 52.7 million respectively, compared to 51.4 million and 53.4 million, respectively in Q3'24.

Balance Sheet and Cash Flow

●
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.7 billion as of September 30, 2025.
●
During the third quarter, the company used $375.0 million of its cash to repurchase its common stock.
●
During the third quarter, the company generated $187.4 million of cash from operating cash flow, compared to $159.5 million during Q3'24.
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During the third quarter, the company generated $191.8 million of cash from non-GAAP operating cash flow and $146.9 million of non-GAAP free cash flow, compared to $164.0 million of cash from non-GAAP operating cash flow and $129.2 million of non-GAAP free cash flow during Q3'24.

Additional Recent Business Highlights

●
Grew Customers to 278,880 at September 30, 2025, up 17% from September 30, 2024.
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Average Subscription Revenue Per Customer was $11,578 during the third quarter of 2025, up 3% on an as-reported basis compared to the third quarter of 2024.
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Calculated billings were $804.0 million in the third quarter of 2025, up 18% on an as-reported basis and 19% in constant currency compared to Q3'24.

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“Q3 was another solid quarter of continued customer expansion and revenue growth,” said Yamini Rangan, Chief Executive Officer at HubSpot. “Our AI strategy is working, and customers are seeing value. Customer Agent and Prospecting Agent are delivering results, while our embedded AI features are helping teams work smarter. A highlight of Q3 was our annual INBOUND conference, where we released over 200 new product innovations and launched the Loop, a new growth playbook for the AI era. Customers are turning to HubSpot to drive AI innovation, consolidate tech stacks, and reduce their total cost of ownership. We’re innovating rapidly, reimagining our platform to be AI-first, and laser-focused on execution. Heading into Q4, we’re well-positioned to deliver durable, long-term growth.”

Business Outlook
Based on information available as of November 5, 2025, HubSpot is issuing guidance for the fourth quarter and full year of 2025 as indicated below.

Fourth Quarter 2025:

•
Total revenue is expected to be in the range of $828.0 million to $830.0 million, up 18% year over year on an as-reported basis and 16% in constant currency.
•
Non-GAAP operating income is expected to be in the range of $183.0 million to $184.0 million, representing a 22% operating profit margin.
•
Non-GAAP net income per common share is expected to be in the range of $2.97 to $2.99. This assumes approximately 52.7 million weighted average diluted shares outstanding.

Full Year 2025:

•
Total revenue is expected to be in the range of $3.113 billion to $3.115 billion, up 19% year over year on an as-reported basis and 18% in constant currency.
•
Non-GAAP operating income is expected to be in the range of $574.0 million to $575.0 million, representing an 18% operating profit margin.
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Non-GAAP net income per common share is expected to be in the range of $9.60 to $9.62. This assumes approximately 53.2 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, November 5, 2025 at 4:30 p.m. Eastern Time (ET) to discuss the company’s third quarter 2025 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is the customer platform that helps businesses connect and grow better. HubSpot delivers seamless connection for

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customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM, and a connected ecosystem with over 2,000 App Marketplace integrations, a community network, and educational content. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the fourth fiscal quarter of and full year 2025 and our long-term financial framework; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a customer platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$614,352	$512,667
Short-term investments	871,547	1,556,828
Accounts receivable	314,510	334,829
Deferred commission expense	203,848	148,693
Prepaid expenses and other current assets	110,076	80,586
Total current assets	2,114,333	2,633,603
Long-term investments	172,214	154,212
Property and equipment, net	137,391	114,165
Capitalized software development costs, net	206,659	154,484
Right-of-use assets	207,225	216,230
Deferred commission expense, net of current portion	196,300	160,814
Other assets	156,530	115,254
Intangible assets, net	36,918	37,563
Goodwill	274,788	209,508
Total assets	$3,502,358	$3,795,833
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,873	$3,649
Accrued compensation costs	106,503	67,442
Accrued commissions	109,625	102,043
Accrued expenses and other current liabilities	154,178	125,135
Operating lease liabilities	38,705	32,693
Convertible senior notes	—	458,184
Deferred revenue	882,099	784,253
Total current liabilities	1,315,983	1,573,399
Operating lease liabilities, net of current portion	233,232	254,539
Deferred revenue, net of current portion	6,669	3,969
Other long-term liabilities	90,632	55,640
Total liabilities	1,646,516	1,887,547
Stockholders’ equity:
Common stock	52	52
Treasury stock	2	—
Additional paid-in capital	2,658,305	2,713,697
Accumulated other comprehensive income (loss)	5,807	(5,654)
Accumulated deficit	(808,324)	(799,809)
Total stockholders’ equity	1,855,842	1,908,286
Total liabilities and stockholders’ equity	$3,502,358	$3,795,833

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Subscription	$791,678	$654,738	$2,234,937	$1,882,241
Professional services and other	17,840	14,983	49,583	42,124
Total revenue	809,518	669,721	2,284,520	1,924,365
Cost of revenues:
Subscription	117,025	85,066	323,925	247,408
Professional services and other	16,493	14,258	46,861	42,520
Total cost of revenues	133,518	99,324	370,786	289,928
Gross profit	676,000	570,397	1,913,734	1,634,437
Operating expenses:
Research and development	227,714	191,185	685,151	565,001
Sales and marketing	355,268	309,928	1,021,844	904,010
General and administrative	80,747	77,928	244,380	219,380
Restructuring	1,037	987	3,222	2,847
Total operating expenses	664,766	580,028	1,954,597	1,691,238
Income (loss) from operations	11,234	(9,631)	(40,863)	(56,801)
Other income (expense)
Interest income	14,252	21,780	53,106	60,877
Interest expense	(4)	(936)	(876)	(2,772)
Other income (expense)	(2,346)	(565)	(3,560)	14,381
Total other income	11,902	20,279	48,670	72,486
Income before income tax expense	23,136	10,648	7,807	15,685
Income tax expense	(6,600)	(2,502)	(16,322)	(16,040)
Net income (loss)	$16,536	$8,146	$(8,515)	$(355)
Net income (loss) per share, basic	$0.31	$0.16	$(0.16)	$(0.01)
Net income (loss) income per share, diluted	$0.31	$0.16	$(0.16)	$(0.01)
Weighted average common shares used in computing basic net income (loss) income per share:	52,507	51,354	52,454	51,017
Weighted average common shares used in computing diluted net income (loss) per share	52,671	51,778	52,454	51,017

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025		2024
Operating Activities:
Net income (loss)	$16,536	$8,146	$(8,515)		$(355)
Adjustments to reconcile net (loss) income to net cash and cash equivalents provided by operating activities
Depreciation and amortization	35,702	25,009	97,726		68,447
Stock-based compensation	138,086	130,266	395,754		370,382
Gain on strategic investments	(117)	(99)	(1,986)		(18,555)
Impairment of strategic investments	2,075	—	3,675		4,094
Provision for (benefit from) deferred income taxes	(56)	(399)	(270)		(611)
Amortization of debt discount and issuance costs	—	499	577		1,501
Accretion of bond discount	(8,979)	(13,614)	(33,422)		(36,694)
Unrealized currency translation	942	(2,429)	(1,835)		(3,377)
Changes in assets and liabilities
Accounts receivable	5,780	(4,561)	35,810		13,861
Prepaid expenses and other assets	12,871	18,622	(37,209)		(8,606)
Deferred commission expense	(23,563)	(21,341)	(73,153)		(61,425)
Right-of-use assets	6,493	6,077	19,321		26,461
Accounts payable	11,010	1,667	20,131		1,449
Accrued expenses and other liabilities	1,741	24,273	61,617		39,322
Operating lease liabilities	(8,645)	(9,402)	(26,301)		(32,555)
Deferred revenue	(2,521)	(3,172)	61,367		41,119
Net cash and cash equivalents provided by operating activities	187,355	159,542	513,287		404,458
Investing Activities:
Purchases of investments	(354,795)	(834,621)	(1,184,999)		(1,486,338)
Maturities of investments	580,428	305,960	1,885,937		1,155,555
Sale of investments	—	1,997	—	—	1,997
Purchases of property and equipment	(10,345)	(11,131)	(39,715)		(25,213)
Purchases of strategic investments	(8,922)	(7,939)	(27,747)		(11,566)
Purchases of intangible assets	(23)	—	(279)		—
Capitalization of software development costs	(34,498)	(23,646)	(100,355)		(66,721)
Business acquisitions, net of cash acquired	(1,638)	—	(71,471)		—
Proceeds from net working capital settlement	—	—	—		1,933
Net cash and cash equivalents provided by (used in) investing activities	170,207	(569,380)	461,371		(430,353)
Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(4,364)	(4,293)	(18,176)		(17,777)
Repayment of 2025 Convertible Notes	—	—	(459,811)		—
Proceeds related to the issuance of common stock under stock plans	24,053	15,967	62,717		61,211
Repurchases of common stock	(360,269)	—	(485,273)		—
Net cash and cash equivalents (used in) provided by financing activities	(340,580)	11,674	(900,543)		43,434
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,826)	10,349	26,220		4,534
Net increase in cash, cash equivalents and restricted cash	13,156	(387,815)	100,335		22,073
Cash, cash equivalents and restricted cash, beginning of period	603,899	801,928	516,720		392,040
Cash, cash equivalents and restricted cash, end of period	$617,055	$414,113	$617,055		$414,113

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP operating income (loss)	$11,234	$(9,631)	$(40,863)	$(56,801)
Stock-based compensation	138,086	130,266	395,754	370,382
Amortization of acquired intangible assets	3,107	2,344	9,027	7,029
Acquisition related expense	8,000	1,243	23,752	3,634
Restructuring charges	1,037	987	3,222	2,847
Non-GAAP operating income	$161,464	$125,209	$390,892	$327,091

GAAP operating margin	1.4%	(1.4%)	(1.8%)	(3.0%)
Non-GAAP operating margin	19.9%	18.7%	17.1%	17.0%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income (loss)	$16,536	$8,146	$(8,515)	$(355)
Stock-based compensation	138,086	130,266	395,754	370,382
Acquisition related expense	8,000	1,243	23,752	3,634
Amortization of acquired intangibles assets	3,107	2,344	9,027	7,029
Restructuring charges	1,037	987	3,222	2,847
Non-cash interest expense for amortization of debt issuance costs	—	499	577	1,501
Impairment of (gain on) strategic investments, net	1,958	(239)	1,689	(14,547)
Income tax effects of non-GAAP items	(28,465)	(26,648)	(72,044)	(61,266)
Non-GAAP net income	$140,259	$116,598	$353,462	$309,225

Non-GAAP net income per share:
Basic	$2.67	$2.27	$6.74	$6.06
Diluted	$2.66	$2.18	$6.62	$5.80
Shares used in non-GAAP per share calculations
Basic	52,507	51,354	52,454	51,017
Diluted (1)	52,671	53,402	53,410	53,300

(1) The non-GAAP diluted share count includes shares related to our 2025 Notes using the if converted method. The GAAP diluted share count excludes shares related to our 2025 Notes using the if converted method because inclusion of those shares would be anti-dilutive.

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended September 30,
	2025					2024
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$117,025	$16,493	$227,714	$355,268	$80,747	$85,066	$14,258	$191,185	$309,928	$77,928
Stock -based compensation	(9,265)	(1,133)	(68,158)	(36,539)	(22,991)	(6,408)	(1,113)	(62,595)	(36,218)	(23,932)
Amortization of acquired intangible assets	(2,304)	(200)	(28)	(470)	(105)	(1,882)	—	—	(357)	(105)
Acquisition related expense	—	—	(8,044)	(128)	172	—	—	(764)	—	(479)
Non-GAAP expense	$105,456	$15,160	$151,484	$318,131	$57,823	$76,776	$13,145	$127,826	$273,353	$53,412

GAAP expense as a percentage of revenue	14.5%	2.0%	28.1%	43.9%	10.0%	12.7%	2.1%	28.5%	46.3%	11.6%
Non-GAAP expense as a percentage of revenue	13.0%	1.9%	18.7%	39.3%	7.1%	11.5%	2.0%	19.1%	40.8%	8.0%

	Nine Months Ended September 30,
	2025					2024
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$323,925	$46,861	$685,151	$1,021,844	$244,380	$247,408	$42,520	$565,001	$904,010	$219,380
Stock -based compensation	(25,152)	(3,113)	(195,762)	(104,731)	(66,996)	(16,811)	(3,328)	(177,914)	(107,543)	(64,786)
Amortization of acquired intangible assets	(6,740)	(600)	(38)	(1,334)	(315)	(5,643)	—	—	(1,071)	(315)
Acquisition related expense	—	—	(22,524)	(374)	(854)	—	—	(2,520)	—	(1,114)
Non-GAAP expense	$292,033	$43,148	$466,827	$915,405	$176,215	$224,954	$39,192	$384,567	$795,396	$153,165

GAAP expense as a percentage of revenue	14.2%	2.1%	30.0%	44.7%	10.7%	12.9%	2.2%	29.4%	47.0%	11.4%
Non-GAAP expense as a percentage of revenue	12.8%	1.9%	20.4%	40.1%	7.7%	11.7%	2.0%	20.0%	41.3%	8.0%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP subscription margin	$674,653	$569,672	$1,911,012	$1,634,833
Stock-based compensation	9,265	6,408	25,152	16,811
Amortization of acquired intangible assets	2,304	1,882	6,740	5,643
Non-GAAP subscription margin	$686,222	$577,962	$1,942,904	$1,657,287

GAAP subscription margin percentage	85.2%	87.0%	85.5%	86.9%
Non-GAAP subscription margin percentage	86.7%	88.3%	86.9%	88.0%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net cash and cash equivalents provided by operating activities	$187,355	$159,542	$513,287	$404,458
Purchases of property and equipment	(10,345)	(11,131)	(39,715)	(25,213)
Capitalization of software development costs	(34,498)	(23,646)	(100,355)	(66,721)
Payment of restructuring charges	4,425	4,466	12,278	12,537
Non-GAAP free cash flow	$146,937	$129,231	$385,495	$325,061

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net cash and cash equivalents provided by operating activities	$187,355	$159,542	$513,287	$404,458
Payment of restructuring charges	4,425	4,466	12,278	12,537
Non-GAAP operating cash flow	$191,780	$164,008	$525,565	$416,995

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended December 31, 2025	Year Ended December 31, 2025
GAAP operating income (loss) range	$39,114-$40,114	($1,641)-($641)
Stock-based compensation	134,179	529,933
Amortization of acquired intangible assets	3,108	12,135
Acquisition related expense	5,501	29,253
Restructuring charges	1,098	4,320
Non-GAAP operating income range	$183,000-$184,000	$574,000-$575,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
GAAP net income range	$40,641-$41,891	$33,673-$34,923
Stock-based compensation	134,179	529,933
Amortization of acquired intangible assets	3,108	12,135
Acquisition related expense	5,501	29,253
Non-cash interest expense for amortization of debt issuance costs	—	577
Restructuring charges	1,098	4,320
Impairment of strategic investments, net	—	1,689
Income tax effects of non-GAAP items	(28,227)-(28,477)	(100,580)-(100,830)
Non-GAAP net income range	$156,300-$157,300	$511,000-$512,000

GAAP net income per basic and diluted share	$0.77-$0.80	$0.64-$0.67
Non-GAAP net income per diluted share	$2.97-$2.99	$9.60-$9.62

Weighted average common shares used in computing GAAP basic and diluted net income per share:	52,488	52,461
Weighted average common shares used in computing non-GAAP diluted net income per share:	52,655	53,220

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, restructuring charges, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, changes in value of strategic investments, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Calculated billings is defined as total revenue recognized in a period plus the sequential change in total deferred revenue in the corresponding period. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Non-GAAP free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and non-GAAP free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and non-GAAP free cash flow provide useful information to investors in understanding and evaluating the strength of our liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

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Constant currency amounts are presented to provide a framework for assessing our operating performance excluding the effect of foreign exchange rate fluctuations. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates for the comparative period rather than the actual average exchange rates in effect during the respective periods.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, disposition related income, non-cash interest expense for the amortization of debt issuance costs, gain or impairment losses on strategic investments, restructuring charges, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs, retention payments, and holdback payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income.

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D.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies. The Notes matured in June 2025 and we do not expect more expense to be recognized in the year.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains, impairment losses, or the proportionate share of net earnings can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented in January 2023. Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. In addition to the restructuring charges related to facilities we abandoned during the year ended 2023, through 2027, we expect to both incur incremental restructuring charges and make cash payments related to such facilities. The abandonment of facilities is part of the restructuring plan we authorized on January 25, 2023 and is intended to consolidate our lease space and create higher density across our workspaces. The incremental charges we expect to incur relate to continuing costs for the abandoned facilities and are expected to be in the range of $9-10 million. We also expect to make cash payments of approximately $31.0 million in fixed rent payments for the abandoned facilities that will be made in monthly installments through 2027, for which we have taken the full restructuring charge during the year ended 2023. We plan on excluding both the incremental charges and cash payments and the related restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

G.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
investors@hubspot.com

Media Contact:
media@hubspot.com

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